Exhibit 99.1

FOR IMMEDIATE RELEASE

Tower International Reports Solid Second Quarter Results and Further Bolsters Growth Outlook in North America

LIVONIA, Mich., July 30, 2015 – Tower International, Inc. [NYSE: TOWR], a leading integrated global manufacturer of engineered automotive structural metal components and assemblies, today announced second quarter 2015 results, updated its outlook for full year 2015, and discussed related business developments.

•	Revenue for the second quarter was $490 million, matching the company’s guidance. At constant exchange rates, revenue was $541 million, compared with $549 million in the second quarter 2014. The quarterly revenue comparison was adversely affected by the timing of customer model changes in North America; Tower North America remains on track for 5% or better growth for full year 2015.

•	Adjusted EBITDA for the quarter was $53.3 million, compared with $55.2 million a year ago. The decline was more than explained by unfavorable currency translation. Adjusted EBITDA was $1.3 million better than guidance. Adjusted EBITDA margin was 10.9%, up from 10.1% last year, reflecting good net cost performance that was aided in part by favorable calendarization timing.

•	Net income was $18.6 million, compared with $16.1 million last year. As detailed below, this year’s second quarter included certain items that adversely impacted results by $3.9 million. Excluding these items and comparable items in the second quarter of 2014, diluted adjusted earnings were $1.05 per share, up 19 percent from 88 cents a year ago.

•	Net debt (excluding cash attributable to discontinued operations) was $342 million at June 30, an improvement of $45 million from a year ago. Liquidity was $345 million, up $32 million.

•	The Company’s growth prospects in North America have recently been further bolstered in two ways: a major follow-on new business award and the acquisition of a stamping supplier in Mexico. The new business award is projected to add about $70 million of booked annual revenue, achieving the high end of the potential range discussed last quarter. The acquisition in Mexico provides a further foothold in that high-growth market and is expected to be immediately accretive, adding about 10 cents to earnings per share on an annual basis. Present annual revenue is about $40 million; industry production growth in Mexico is projected at about an 8% annual rate through 2020, and we expect to grow this business at about a 10% rate during this period. The purchase price (net of acquired net cash) was about $21 million, or approximately four times projected 2015 adjusted EBITDA.

•	Revenue and earnings guidance for full 2015 are largely unchanged, with the main factors expected to be essentially offsetting this year. Revenue is now anticipated to be about $1,970 million, up $20 million from prior guidance, with projected favorable currency translation (including the Euro assumed at $1.10 in the second half) and the Mexican acquisition overcoming significantly lower industry and customer volumes in Brazil. The full year earnings outlook remains the same, with adjusted EBITDA at $190 million and diluted adjusted earnings per share at $3.15. In addition to the above revenue-related factors, up-front expenses for the additional new business award are expected to be offset by further improvements in Europe and North America.

•	With the additional investment required this year to support the new business award, adjusted free cash flow is now projected at about breakeven for the full year, reflecting capital deployment to enhance future growth. Excluding investment for the major new award that is expected to meaningfully benefit revenue beginning next year, adjusted free cash flow would be forecast at $55 million; also including the cash gains realized earlier this year from re-pricing Tower’s debt swaps, the outlook for full year 2015 adjusted free cash flow would be about $87 million.

“We are effectively managing our way through several factors that are affecting near-term results, including the major volume downturn in Brazil, currency changes, and start-up expenses related to major new business. Looking beyond these factors, the underlying positives are very encouraging,” said President and CEO Mark Malcolm. “In Europe, our business is improving margin, reflecting both industry and company improvements, and in North America, our already strong momentum has accelerated further. We now project about 15% organic revenue growth for Tower North America from 2015 to 2017, plus the recent acquisition. This bodes well for Tower’s future.”

Tower to Host Conference Call Today at 1 p.m. EDT

Tower will discuss its second quarter 2015 results, the outlook for full year 2015, and other related matters in a conference call at 1 p.m. EST today. Participants may listen to the audio portion of the conference call either through a live audio webcast on the Company’s website or by telephone. The slide presentation and webcast can be accessed via the investor relations portion of Tower’s website www.towerinternational.com.

To dial into the conference call, domestic callers should dial (866) 393-4576, international callers should dial (706) 679-1462. An audio recording of the call will be available approximately two hours after the completion of the call. To access this recording, please dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and reference Conference I.D. #88713369. A webcast replay will also be available and may be accessed via Tower’s website.

Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures: “adjusted EBITDA”, “adjusted EBITDA margin”, “adjusted earnings per share (EPS)”, “free cash flow”, “adjusted free cash flow”, and “net debt.” We define adjusted EBITDA as net income / (loss) before interest, taxes, depreciation, amortization, restructuring items and other adjustments described in the reconciliations accompanying this press release. Adjusted EBITDA margin represents adjusted EBITDA divided by revenues. Adjusted earnings per share exclude certain income and expense items described in the reconciliation accompanying this press release. Free cash flow is defined as cash provided by operating activities less cash disbursed for purchases of property, plant and equipment. Adjusted free cash flow is free cash flow excluding cash received or disbursed for customer tooling. Net debt represents total debt less cash and cash equivalents. We use adjusted EBITDA, adjusted EBITDA margin, adjusted earnings per share, free cash flow, adjusted free cash flow and net debt as supplements to information provided in accordance with generally accepted accounting principles (“GAAP”) in evaluating our business and they are included in this press release because they are principal factors upon which our management assesses performance. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP are set forth below. The non-GAAP measures presented above are not measures of performance under GAAP. These measures should not be considered as alternatives for the most directly comparable financial measures calculated in accordance with GAAP. Other companies in our industry may define these non-GAAP measures differently than we do and, as a result, these non-GAAP measures may not be comparable to similarly titled measures used by other companies in our industry; and certain of our non-GAAP financial measures exclude financial information that some may consider important in evaluating our performance. Given the inherent uncertainty regarding special items and other expense in any future period, a reconciliation of forward-looking financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP is not feasible. The magnitude of these items, however, may be significant.

Forward-Looking Statements and Risk Factors

This press release contains statements which constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding the Company’s projected revenue, adjusted EBITDA, diluted adjusted earnings per share, adjusted free cash flow and statements regarding growth prospects, organic revenue growth, the projected impact of the referenced new business award and Mexican acquisition, industry production growth, projected currency translation, future financial results and the Company’s future business outlook. The forward-looking statements can be identified by words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “project,” “target,” and other similar expressions. Forward-looking statements are made as of the date of this press release and are based upon management’s current expectations and beliefs concerning future developments and their potential effects on us. Such forward-looking statements are not guarantees of future performance. The following important factors, as well as risk factors described in our reports filed with the SEC, could cause our actual results to differ materially from estimates or expectations reflected in such forward-looking statements:

•	global automobile production volumes;
•	the financial condition of our customers and suppliers;
•	our ability to make scheduled payments of principal or interest on our indebtedness and comply with the covenants and restrictions contained in the instruments governing our indebtedness;
•	our ability to refinance our indebtedness;
•	risks associated with our non-U.S. operations, including foreign exchange risks and economic uncertainty in some regions;
•	any increase in the expense and funding requirements of our pension and other postretirement benefits;
•	our customers’ ability to obtain equity and debt financing for their businesses;
•	our dependence on our largest customers;
•	pricing pressure from our customers;
•	work stoppages or other labor issues affecting us or our customers or suppliers;
•	our ability to integrate acquired businesses;
•	risks associated with business divestitures; and
•	costs or liabilities relating to environmental and safety regulations.

We do not assume any obligation to update or revise the forward-looking statements contained in this press release.

Contact:

Derek Fiebig

Executive Director, Investor & External Relations

(248) 675-6457

fiebig.derek@towerinternational.com

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share amounts - unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Revenues	$490,268	$548,467	$986,896	$1,067,730
Cost of sales	427,948	486,118	868,086	944,592
Gross profit	62,320	62,349	118,810	123,138
Selling, general, and administrative expenses	31,796	31,606	63,328	65,711
Amortization expense	-	667	-	1,324
Restructuring and asset impairment charges, net	5,493	4,716	6,524	6,105
Operating income	25,031	25,360	48,958	49,998
Interest expense	4,001	7,337	11,851	14,505
Interest income	101	133	226	265
Other expense	-	-	-	87
Income before provision for income taxes and equity in profit of joint venture	21,131	18,156	37,333	35,671
Provision for income taxes	2,374	2,661	4,473	5,495
Equity in loss of joint venture, net of tax	(283)	(222)	(189)	(381)
Income from continuing operations	18,474	15,273	32,671	29,795
Income from discontinued operations, net of tax	665	1,677	589	2,433
Net income	19,139	16,950	33,260	32,228
Less: Net income attributable to the noncontrolling interests	493	854	573	1,277
Net income attributable to Tower International, Inc.	$18,646	$16,096	$32,687	$30,951

Weighted average basic shares outstanding	21,104,735	20,651,097	21,077,633	20,582,140
Weighted average diluted shares outstanding	21,403,354	21,373,867	21,382,041	21,318,515

Basic income per share attributable to Tower International, Inc.:
Income per share from continuing operations	$0.85	$0.70	$1.52	$1.39
Income per share from discontinued operations	0.03	0.08	0.03	0.11
Income per share	0.88	0.78	1.55	1.50

Diluted income per share attributable to Tower International, Inc.:
Income per share from continuing operations	$0.84	$0.67	$1.50	$1.34
Income per share from discontinued operations	0.03	0.08	0.03	0.11
Income per share	0.87	0.75	1.53	1.45

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share data - unaudited)

	June 30,	December 31,
	2015	2014

ASSETS
Cash and cash equivalents	$136,002	$148,561
Accounts receivable, net of allowance of $1,404 and $1,181	274,501	230,377
Inventories	71,497	69,775
Deferred tax asset - current	6,571	6,900
Assets held for sale	128,579	141,295
Prepaid tooling, notes receivable, and other	67,264	41,986
Total current assets	684,414	638,894

Property, plant, and equipment, net	426,342	451,126
Goodwill	52,202	56,691
Investment in joint venture	7,567	7,752
Deferred tax asset - non-current	3,622	3,608
Other assets, net	10,996	12,969
Total assets	$1,185,143	$1,171,040

LIABILITIES AND EQUITY
Short-term debt and current maturities of capital lease obligations	$36,415	$31,139
Accounts payable	286,619	257,011
Accrued liabilities	98,831	105,772
Liabilities held for sale	56,854	67,707
Total current liabilities	478,719	461,629

Long-term debt, net of current maturities	416,767	445,303
Obligations under capital leases, net of current maturities	6,633	7,740
Deferred tax liability - non-current	12,087	12,972
Pension liability	62,359	68,637
Other non-current liabilities	89,801	74,981
Total non-current liabilities	587,647	609,633
Total liabilities	1,066,366	1,071,262
Commitments and contingencies

Stockholders' equity:
Tower International, Inc.'s stockholders' equity
Preferred stock, $0.01 par value, 50,000,000 authorized and 0 issued and outstanding	-	-
Common stock, $0.01 par value, 350,000,000 authorized, 21,998,972 issued and 21,106,826 outstanding at June 30, 2015 and 21,393,592 issued and 20,752,226 outstanding at December 31, 2014	220	214
Additional paid in capital	336,781	335,338
Treasury stock, at cost, 892,146 and 641,366 shares as of June 30, 2015 and December 31, 2014	(16,065)	(9,516)
Accumulated deficit	(203,277)	(235,971)
Accumulated other comprehensive loss	(56,054)	(46,914)
Total Tower International, Inc.'s stockholders' equity	61,605	43,151
Noncontrolling interests in subsidiaries *	57,172	56,627
Total stockholders' equity	118,777	99,778

Total liabilities and stockholders' equity	$1,185,143	$1,171,040

* Balances include $47.4 million and $47.2 million minority interest attributable to discontinued operations, respectively.

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands - unaudited)

	Six Months Ended June 30,
	2015	2014

OPERATING ACTIVITIES:
Net income	$33,260	$32,228
Less: Income from discontinued operations, net of tax	589	2,433
Income from continuing operations	32,671	29,795

Adjustments required to reconcile income from continuing operations to net cash provided by continuing operating activities:
Premium on notes redemption and other fees	-	87
Deferred income tax provision	107	700
Depreciation and amortization	39,644	45,598
Non-cash share-based compensation	1,302	2,409
Pension income, net of contributions	(6,228)	(8,061)
Change in working capital and other operating items	(54,123)	(51,242)
Net cash provided by continuing operating activities	$13,373	$19,286

INVESTING ACTIVITIES:
Cash disbursed for purchases of property, plant, and equipment, net	$(29,448)	$(28,201)
Investment in joint venture	-	(760)
Net cash used in continuing investing activities	$(29,448)	$(28,961)

FINANCING ACTIVITIES:
Proceeds from borrowings	$66,439	$70,376
Repayments of borrowings	(62,862)	(65,391)
Borrowings/(Repayments) on Term Loan Credit Facility	(25,000)	33,145
Debt financing costs	-	(917)
Proceeds from termination of cross currency swaps	32,377	-
Secondary stock offering transaction costs	-	(75)
Proceeds from stock options exercised	148	2,173
Purchase of treasury stock	(6,549)	(910)
Noncontrolling interest dividends	-	(2,529)
Net cash provided by continuing financing activities	$4,553	$35,872

Discontinued operations:
Net cash from discontinued operating activities	$8,669	$3,467
Net cash from discontinued investing activities	(1,587)	7,756
Net cash from discontinued financing activities	(5,620)	(2,319)
Net cash from discontinued operations	$1,462	$8,904

Effect of exchange rate changes on continuing cash and cash equivalents	$(2,499)	$(762)

NET CHANGE IN CASH AND CASH EQUIVALENTS	$(12,559)	$34,339

CASH AND CASH EQUIVALENTS:
Beginning of period	$148,561	$134,880

End of period	$136,002	$169,219

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

SEGMENT DATA AND NON-GAAP FINANCIAL MEASURE RECONCILIATIONS

(Amounts in thousands - unaudited)

Segment Data	Three Months Ended June 30,
	2015		2014
	Revenues	Adjusted EBITDA	Revenues	Adjusted EBITDA
International	$186,931	$16,356	$228,787	$18,513
Americas	303,337	36,916	319,680	36,637
Consolidated	$490,267	$53,272	$548,467	$55,150

	Six Months Ended June 30,
	2015		2014
	Revenues	Adjusted EBITDA	Revenues	Adjusted EBITDA
International	$376,754	$30,500	$449,552	$37,080
Americas	610,142	70,843	618,178	69,694
Consolidated	$986,896	$101,343	$1,067,730	$106,774

Adjusted EBITDA Reconciliation	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Adjusted EBITDA	$53,272	$55,150	$101,343	$106,774
Restructuring and asset impairment charges, net	(5,493)	(4,716)	(6,524)	(6,105)
Depreciation and amortization	(19,736)	(22,745)	(39,644)	(45,598)
Acquisition costs and other	(128)	(103)	(218)	(210)
Long-term compensation expense	(2,884)	(2,226)	(5,999)	(4,863)
Interest expense, net	(3,900)	(7,204)	(11,625)	(14,240)
Other expense	-	-	-	(87)
Provision for income taxes	(2,374)	(2,661)	(4,473)	(5,495)
Equity in loss of joint venture, net of tax	(283)	(222)	(189)	(381)
Income from discontinued operations, net of tax	665	1,677	589	2,433
Net income attributable to noncontrolling interests	(493)	(854)	(573)	(1,277)
Net income attributable to Tower International, Inc.	$18,646	$16,096	$32,687	$30,951

Adjusted Free Cash Flow Reconciliation	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net cash provided by continuing operating activities	$20,167	$4,093	$13,373	$19,286
Cash disbursed for purchases of PP&E	(19,886)	(19,538)	(29,448)	(28,201)
Free cash flow	281	(15,445)	(16,075)	(8,915)
Less: Cash disbursed for customer-owned tooling	(14,033)	(7,749)	(24,147)	(16,149)
Adjusted free cash flow	$14,314	$(7,696)	$8,072	$7,234

Net Debt Reconciliation	June 30,	December 31,
	2015	2014
Short-term debt and current maturities of capital lease obligations	$36,415	$31,139
Long-term debt, net of current maturities	426,968	457,179
Debt issue costs	(10,201)	(11,876)
Obligations under capital leases, net of current maturities	6,633	7,740
Total debt	459,815	484,182
Less: Cash and cash equivalents	(136,002)	(148,561)
Add: Cash attributible to discontinued operations	17,556	16,025
Net debt	$341,369	$351,646

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

 CERTAIN ITEMS INCLUDED IN NET INCOME

(Amounts in thousands, except per share amounts - unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Income / (expense) items included in net income, net of tax:
Selling, general, and administrative expenses
One-time CEO compensation awards	(933)	-	(1,866)	-
Restructuring and asset impairment charges, net
Restructuring actions*	(211)	(440)	(377)	(806)
Change in estimated future rent for a closed facility	(4,760)	-	(4,760)	-
Lease buyout of previously closed facility	-	(3,448)		(3,448)
Interest expense
Mark-to-market gain/ (loss) on derivative financial instruments	1,630	-	(274)	-
Acceleration of the amortization of debt issue costs and OID	-	-	(440)	-
Other expense			-	-
Term Loan re-pricing fees	-	-	-	(87)
Discontinued operations
Income / (loss) from discontinued operations	665	1,677	589	2,433
Noncontrolling interests
Net income attributable to noncontrolling interests**	(290)	(576)	(281)	(776)
Total items included in net income, net of tax	$(3,899)	$(2,787)	$(7,409)	$(2,684)

Net income attributable to Tower International, Inc.	$18,646	$16,096	$32,687	$30,951

Memo: Average shares outstanding (in thousands)
Basic	21,105	20,651	21,078	20,582
Diluted	21,403	21,374	21,382	21,319

Income / (loss) per common share (GAAP)
Basic	$0.88	$0.78	$1.55	$1.50
Diluted	0.87	0.75	1.53	1.45

Diluted adjusted earnings per share (non-GAAP) ***	1.05	0.88	1.88	1.58

*	Amount is net of tax of $0k , $29k, $31k , and $86k, respectively
**	Amounts attributible to noncontrolling interests of discontinued operations
***	Excludes the certain items shown above.